SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                December 9, 2005

                      INTREPID TECHNOLOGY & RESOURCES, INC.
               (Exact Name of Registrant as Specified in Charter)



             IDAHO                      00-27845              84-1304106
  (State or other jurisdiction        (Commission           (IRS Employer
       of incorporation)              File Number)        Identification No.)


     501 WEST BROADWAY, SUITE 200, IDAHO FALLS, IDAHO            83402
         (Address of principal executive offices)              (Zip code)

     Registrant's telephone number, including area code:     (208) 529-5337

ITEM 5.02 (d).  APPOINTMENT OF NEW DIRECTOR.

Pursuant to the elections held during the Company's Annual Meeting of Shareholders on December 2, 2005, Michael W. Parker defeated Michael F. LaFleur. Mr. Parker will be duly sworn in as his replacement effective the 9th day of December, 2005, and the corporate Secretary of the Company will ensure Mr. Parker is properly briefed on the duties and responsibilities of a Director.

Michael W. Parker, a shareholder since 2001, is a retired Air Force Lieutenant Colonel and for the past five years and has been a self-employed entrepreneur and investor. During his diverse 20-year career he worked in areas ranging form aviation, engineering, special operations and program management. He is a veteran of Operations Desert Shield, Desert Storm (Gulf War I) and Southern watch. Since his retirement in 2000, he spends his time managing his numerous business interests and traveling between his homes in Lake County, Montana and Bay St. Louis, Mississippi. He has been a shareholder of the Company and an enthusiastic and vocal advocate of Intrepid Technology and Resources, Inc., since the Company's inception.

Mike LaFleur served on the Board of Directors from 2002 through 2005. He is hereby replaced by shareholder vote with the seat of Michael W. Parker.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2005            INTREPID TECHNOLOGY & RESOURCES, INC.


                                  By:    /s/  Dr. Dennis D. Keiser
                                         ------------------------------------
                                  Name:  Dr. Dennis D. Keiser
                                  Title: President, Chief Executive Officer
                                         and Director